UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

SEQUIAM CORPORATION
(Exact name of registrant as specified in its charter)

California 333-45678 33-0875030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Sunport Lane, Orlando, Florida	32809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 541-0773

____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

Magstone Acquisition. On January 8, 2007, Sequiam Corporation (“Sequiam” or the “Company”) acquired 80% of the outstanding shares (“the Purchase Shares”) of Magstone Innovation, Inc., a foreign owned Chinese corporation (“Magstone”), pursuant to an amended and restated stock purchase agreement dated January 8, 2007 by and among Sequiam, Magstone and Shixiong Chen (“the Sole Shareholder”) of Magstone (the “Magstone Acquisition”).

In exchange for the Purchase Shares owned by the Sole Shareholder, Sequiam will issue and deliver to the Sole Shareholder an Installment Note Payable in the amount of $150,000 bearing interest at eight percent per annum, payable in three quarterly installments of $50,000 beginning April 1, 2007. The note is secured by the Purchase Shares. Sequiam will also agree to repay Magstone’s debt to ETI Hong Kong for HKD 1,400,000 (approximately $180,000 USD). As additional consideration, Magstone will distribute to the Sole Shareholder prior to closing the following: all trademarks owned by Magstone and Magstone’s 30% ownership in the Chinese Joint Venture known as New Era Biometrics. The Sole Shareholder shall pay to Magstone 9% of any distributions paid to the Sole Shareholder by the Joint Venture until such time as the Sole Shareholder no longer serves as President of Magstone.

Immediately following the closing, Magstone will change its name to Sequiam East, Inc. (“SEI”)

In conjunction with the foregoing, SEI entered into an employment agreement with the Sole Shareholder to serve as its President and CEO. The term of the agreement is for eight years at a minimum annual salary of $120,000 plus an annual bonus equal to 1.25 percent of SEI’s gross sales. In addition the Company will grant Mr. Chen options to purchase one million five hundred thousand shares of Sequiam Corporation common stock at $0.20 per share in accordance with its 2003 Employee Stock Incentive Plan. The options will fully vest one year from the date of the agreement, or immediately in the event of any earlier termination of employment by SEI. If on December 31, 2008 the net value of the options after exercise is less than one million dollars, then the Company shall grant additional options as necessary to maintain such value.

The principal documents involved in the above referenced transactions, the Amended and Restated Stock Purchase Agreement, the Promissory Note, and the Employment Agreement for Shixiong Chen as President of Sequiam East, Inc. are attached hereto as exhibits to this current report.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated herein by this reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

 In accordance with Item 9(a) of Form 8-K, the financial statements of the business acquired shall be provided not later than 71 days after the date on which this Current Report must be filed if applicable.

(b) Pro Forma Financial Information.

 In accordance with Item 9(b) of Form 8-K, the pro forma financial information required pursuant to Article 11 of Regulation S-X shall be provided not later than 71 days after the date on which this Current Report must be filed if applicable.

(c) Exhibits.

        Number     Description

4.1     Stock Purchase Agreement, dated as of and effective January 8, 2007, by and among Sequiam Corporation, Magstone Innovation, Inc., and Shixiong Chen.

10.1     Promissory Note in the principal amount of $150,000, made on January 8, 2007 by Sequiam Corporation in favor of Shixiong Chen.

        10.2     Employment Agreement by and between Sequiam East, Inc. and Shixiong Chen, dated January 8, 2007.

        99.1     Press Release dated January 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION
(Registrant)

Date: January 11, 2007
By: /s/ Mark L. Mroczkowski
Mark L. Mroczkowski
Executive Vice President and Chief Financial Officer